As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuvve Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	86-1617000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2488 Historic Decatur Road, Suite 230

San Diego, California 92106

(619) 456-5161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory Poilasne

Chief Executive Officer

Nuvve Holding Corp.

2488 Historic Decatur Road, Suite 230

San Diego, California 92106

(619) 456-5161

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alan A. Lanis, Jr. Baker & Hostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, CA 90067 Tel: (310) 820-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and it is not soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 14, 2025

Preliminary Prospectus

Nuvve Holding Corp.

Up to 341,148 Shares of Common Stock

by Selling Stockholder

This prospectus relates to the resale from time to time by the selling stockholder named in this prospectus (including its permitted transferees, donees, pledgees and other successors-in-interest) (the “Selling Stockholder”) of up to 341,148 shares of our common stock, par value $0.0001 per share (“Common Stock”), which includes: (i) up to 170,574 shares of Common Stock issuable upon the conversion of a convertible promissory notes (the “Note”) issued to the Selling Stockholder in a private placement (the “Private Placement”); and (ii) up to 170,574 shares of Common Stock issuable upon the exercise of a warrant (the “Warrant”) issued to the Selling Stockholder in the Private Placement. For a description of the Note and Warrant, see “Private Placement of Note and Warrant.” We will not receive any proceeds from the sale of such shares of Common Stock by the Selling Stockholders.

We will bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholder will pay discounts, commissions, and fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of Common Stock.

The Selling Stockholder identified in this prospectus may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. For more information on the Selling Stockholder, see the section entitled “Selling Stockholder.”

We may supplement this prospectus from time to time by filing supplements as required. You should read the entire prospectus and any applicable prospectus supplements carefully before you make your investment decision. Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NVVE”. On February 13, 2025, the last reported sales price of our Common Stock was $2.90 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholder (or its pledgees, donees, transferees or other successors-in-interest) may, from time to time, sell or otherwise dispose of the securities described in this prospectus in one or more offerings. We will not receive any proceeds from the sale by the Selling Stockholder of the securities offered by it described in this prospectus.

This prospectus provides you with a general description of the shares of Common Stock that the Selling Stockholder may sell or otherwise dispose of. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement to the registration statement together with the information incorporated by reference herein or therein. For information about the distribution of securities offered, please see “Plan of Distribution” below. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make any investment decisions regarding the securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. All of the summaries are qualified in their entirety by the actual documents. In making an investment decision, you must rely on your own examination of the Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchasers of the securities regarding the legality of an investment in the securities by such purchasers. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Nuvve” “we,” “us,” “our” and similar terms refer to Nuvve Holding Corp., and, where appropriate, its subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. These forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, any prospectus supplement and any related free writing prospectus, including the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in this prospectus, any prospectus supplement and any related free writing prospectus, or the documents incorporated by reference herein.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: risks related to the rollout of our business and the timing of expected business milestones; our dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; our ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and our accounting staffing levels; our current dependence on sales of charging stations for most of our revenues; overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; potential adverse effects on our backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition on our future business; risks related to our dependence on its intellectual property and the risk that our technology could have undetected defects or errors; the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; changes in applicable laws or regulations; risks related to disruption of management time from ongoing business operations due to our joint ventures; risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and the risks identified under “Risk Factors” described or incorporated by reference in this prospectus.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Other sections of this prospectus and the documents incorporated by reference herein describe additional factors that could adversely affect our business, financial condition or results of operations. We believe these factors include, but are not limited to, those described or incorporated by reference under “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus or any applicable prospectus supplement. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information or future developments, except as otherwise required by law.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the documents incorporated by reference herein carefully, including the information referenced under the heading “Risk Factors” and in our financial statements, together with any accompanying prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we, ““us,” “our,” the “Company,” “Nuvve” and similar terms refer to Nuvve Holding Corp. and its consolidated subsidiaries.

Overview

We are a green energy technology company that provides, directly and through business ventures with our partners, a globally-available, commercial V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Our proprietary V2G technology — Grid Integrated Vehicle (“GIVe”) platform — has the potential to refuel the next generation of EV fleets through cutting-edge, bi-directional charging solutions.

Our proprietary V2G technology enables us to link multiple EV and stationary batteries into a virtual power plant to provide bi-directional services to the electrical grid. Our GIVe software platform was created to harness capacity from “loads” at the edge of the distribution grid (i.e., aggregation of EVs and stationary batteries) in a qualified, controlled and secure manner to provide many of the grid services offered by conventional generation sources (i.e., coal and natural gas plants). Our current addressable energy and capacity markets include grid services such as frequency regulation, demand charge management, demand response, energy optimization, distribution grid services and energy arbitrage.

Our customers and partners include owner/operators of light duty fleets, heavy duty fleets (including school buses), automotive manufacturers, charge point operators, large facility owners (V2G Hubs), and strategic partners (via joint ventures, other business ventures and special purpose financial vehicles). We also operate a small number of company-owned charging stations serving as demonstration projects funded by government grants. We expect growth in company-owned charging stations and the related government grant funding to continue, but for such projects to constitute a declining percentage of our future business as our commercial operations expand.

We offer our customers networked charging stations, infrastructure, software, professional services, support, monitoring and parts and labor warranties required to run electric vehicle fleets, as well as low and in some cases free energy costs. We expect to generate revenue primarily from the provision of services to the grid via our GIVe software platform and sales of V2G-enabled charging stations. In the case of light duty fleet and heavy duty fleet customers, we also may receive a mobility fee, which is a recurring fixed payment made by fleet customers per fleet vehicle. In addition, we may generate non-recurring consulting and engineering services revenue derived from the planning and integration of electrification of transportation projects, energy management projects and the integration of our technology with automotive OEMs and charge point operators. In the case of recurring grid services revenue generated via automotive OEM and charge point operator customer integrations, we may also share the recurring grid services revenue with the customer.

Private Placement of Note and Warrant

On December 31, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited institutional investor (the “Investor”), pursuant to which we agreed to issue to the Investor (i) a $250,000 principal amount (the “Principal Amount”) convertible promissory note, carrying a 10% original issue discount (the “Note”), convertible into shares of our common stock, par value $0.0001 per share (the “Common Stock”), and (ii) an accompanying warrant (the “Warrant”) to purchase shares of Common Stock (the “Private Placement”). On December 31, 2024, we closed the Private Placement and issued the Note and the Warrant (the “Closing”).

The Warrant is exercisable for up to an aggregate of 100% of the shares (the “Warrant Shares”) of Common Stock that the Note is convertible into as of the Closing, at an initial exercise price of $3.257 per share (the “Exercise Price”), which was the most recent closing price of the Common Stock as of the Closing, as reported by the Nasdaq Stock Market LLC (“Nasdaq”).

The Note matures 12 months from the date of issuance (the “Term”). We may elect to extend the Term by up to an additional six months by delivering notice to the holder of the Note (the “Extension Notice”), so long as (i) at least 33% of the Principal Amount has been repaid or converted into shares of Common Stock and at least four months of interest payments have been paid under the Note, and (ii) no event of default has occurred and is continuing nor has any event constituting a material adverse effect occurred. Within five trading days of its receipt of the Extension Notice, the holder of the Note may elect to convert any or all of the then-remaining Principal Amount and accrued and unpaid interest into shares of Common Stock at a conversion price per share equal to 80% of the average of the five lowest trading prices in the ten trading day period prior to the date of the Extension Notice. If the holder does not elect to exercise its conversion rights in connection with an Extension Notice, we shall pre-pay to the holder of the Note six months of monthly interest based on the then-outstanding Principal Amount under the Note.

The Note is convertible, at the option of the Investor, at any time, in whole or in part, into such number of shares of Common Stock (the “Conversion Shares”) equal to the Principal Amount of the Note outstanding plus all accrued and unpaid interest at a conversion price equal to $2.931 per share (the “Conversion Price”), which represents a 10% discount to the closing price of the Common Stock immediately prior to the Closing as reported by Nasdaq. The Conversion Price is subject to full ratchet antidilution protection and certain exceptions upon any subsequent transaction at a price lower than the Conversion Price then in effect and standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

The Note accrues interest at the rate of 8.0% per annum, which shall automatically be increased to 18.0% per annum in the event of an event of default. The principal and accrued interest on the Note is payable in equal monthly installments (each, an “Amortization Payment”) commencing on February 1, 2025. Each Amortization Payment is payable in cash, provided, however, the Company may at its option pay all or a portion of the Amortization Payment with shares of Common Stock (the “Installment Stock”). The portion of any Amortization Payment paid with Installment Stock shall be based on a price per share equal to the lesser of (i) the Conversion Price and (ii) 90% of the average of the five lowest daily trading prices in the ten trading days immediately prior to the issuance of such Installment Stock.

In the event we fail to timely make any Amortization Payment, the Investor shall have the right to convert the entire unpaid Principal Amount and any accrued and unpaid interest thereon at a conversion price equal to the lower of (i) the Conversion Price or (ii) 80% of the lowest closing price in the ten trading days prior to such conversion (subject to a floor price of $0.10 per share).

The Note may not be converted and the Warrant may not be exercise, and shares of Common Stock may not be issued under the Note or the Warrant if, after giving effect to such conversion, exercise or issuance, as applicable, the Investor together with its affiliates would beneficially own in excess of 4.99% of the outstanding Common Stock. In addition to the beneficial ownership limitations in the Note and the Warrant, the sum of the number of shares of Common Stock that may be issued under the Purchase Agreement (including the Note and Warrant and Common Stock issued thereunder) is limited to 19.99% of the outstanding Common Stock (the “Exchange Cap”), unless stockholder approval (“Stockholder Approval”) is obtained by us to issue more than the Exchange Cap. If, at the time of any conversion of the Note or exercise of the Warrant, we are prohibited from issuing any shares in connection with such conversion or exercise due to the Exchange Cap (such shares, “Exchange Cap Shares”), we shall pay to the Investor a cash payment equal to the market price of the Common Stock at such time multiplied the number of Exchange Cap Shares. Such cash payment shall be in exchange for the cancellation of such portion of the Note or Warrant, as applicable.

Pursuant to the Purchase Agreement and subject to the terms thereof, for so long as the Note and the Warrant remain outstanding, the Investor shall have the right (the “Additional Investment Right”), exercisable at any time and from time to time commencing after the six-month anniversary of the Closing, to purchase up to an aggregate of $1,000,000 additional Notes and Warrants (the “Additional Notes” and “Additional Warrants,” respectively). The Additional Notes and Additional Warrants shall have the same terms as the Note and Warrant, except that the conversion price of the Additional Notes and the exercise price of the Additional Warrants shall each be equal to 95% of the average of the five lowest daily trading prices of the Common Stock in the ten trading days prior to the date the Investor exercises its Additional Investment Right.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions.

The Note contains customary events of default. If an event of default occurs, we shall be obligated to pay in cash to the Investor an amount equal to 120% of the then-outstanding Principal Amount and any unpaid accrued interest thereon.

Additionally, the Warrant is exercisable immediately and will expire five years after the date of issuance and may be exercised on a cashless basis in the event of a fundamental transaction involving us or if the resale of the shares of Common Stock underlying the Warrant are not covered by an effective registration statement (or the prospectus contained therein is not available for use). The Exercise Price is subject to full ratchet antidilution protection, subject to certain price limitations required by Nasdaq rules and regulations and certain exceptions, upon any subsequent transaction at a price lower than the Exercise Price then in effect and standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes.

The gross proceeds to us from the Private Placement before expenses were $225,000. We intend to use the net proceeds from the Private Placement for working capital and general corporate purposes.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), requiring us to register the resale by the Investor of the Conversion Shares and the Warrant Shares. The number of shares required to be registered under such registration statement shall be the sum of (i) the number of Conversion Shares issuable upon conversion of the Note (assuming for these purposes that such Note is convertible at the Conversion Price without regard to any conversion limits therein) and (ii) the number of Warrant Shares issuable upon the exercise of the Warrant (without giving effect to any limitations on the exercise set forth therein). We have further agreed to register the number of shares on such registration statement equal to 200% of the maximum number of shares issuable upon the conversion of the Note and the exercise of the Warrant. We have agreed to file the initial registration statement pursuant to the Registration Rights Agreement with the Securities and Exchange Commission (the “SEC”) within 45 days of the Closing, and to use our best efforts to cause such registration statement to be declared effective by the SEC by the earlier of: (i) 60 days after the filing of such registration statement or (ii) if the SEC notifies us that the SEC shall not “review” such registration statement, the fifth trading day following the date on which we are so notified. In the event of the closing of an Additional Investment Right and the issuance of Additional Notes or Additional Warrants, we have agreed to file any additional registration statements which may be required to register such underlying shares of Common Stock within 45 days following such closing, and to use our best efforts to cause such additional registration statement to be declared effective by the SEC within 45 days following such closing (or, if earlier, within five trading days of the our receipt of notice by the SEC that the SEC shall not review such additional registration statement). The registration statement to which this prospectus forms a part is being filed is intended to satisfy our obligation to file the Initial Registration Statement pursuant to the Registration Rights Agreement.

The offer and sale of the securities in the Private Placement was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale was made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding us or the securities offered and issued in the Private Placement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Additionally, under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, are not subject to the same new or revised accounting standards as public companies who were not emerging growth companies.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of June 30th of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities of Newborn (our predecessor) in its initial public offering, or December 31, 2025.

We are also a “smaller reporting company” as defined in the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us, including exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our Common Stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our Common Stock) or a public float (based on our Common Stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

We were formed on November 10, 2020 under the name “NB Merger Corp.” as a wholly-owned subsidiary of Newborn Acquisition Corp. (“Newborn”) for the purpose of effecting a business combination (the “Business Combination”) with Newborn and Nuvve Corporation (“Nuvve Corp.”). On March 19, 2021, we consummated the Business Combination in accordance with the terms of that certain Merger Agreement, dated as of November 11, 2020, and amended as of February 20, 2021, between us, Newborn, Nuvve Corp., Nuvve Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of ours (“Merger Sub”), and Ted Smith, an individual, as the representative of the stockholders of Nuvve Corp. (the “Merger Agreement”). Prior to the Business Combination, Newborn was a publicly traded special purpose acquisition corporation, we were a wholly owned subsidiary of Newborn, and Nuvve Corp. was a private operating company. On the closing date of the Business Combination, pursuant to the Merger Agreement, (i) Newborn reincorporated to Delaware through the merger of Newborn with and into our company, with our company surviving as the publicly traded entity (the “Reincorporation Merger”), and (ii) immediately after the Reincorporation Merger, we acquired Nuvve Corp. through the merger of Merger Sub with and into Nuvve Corp., with Nuvve Corp. surviving as the wholly-owned subsidiary of ours (the “Acquisition Merger”). As a result, we became a publicly traded holding company with Nuvve Corp. as our operating subsidiary. In connection with the closing of the Business Combination, we changed our name to “Nuvve Holding Corp.”

Nuvve Corp. was incorporated in Delaware on October 15, 2010 under the name “Nuvve Corporation.” Nuvve was formed for the purpose of providing, directly and through business ventures with its partners, its V2G technology platform that enables EV batteries to store and resell unused energy back to the local electric grid and provide other grid services. Newborn was incorporated in the Cayman Islands on April 12, 2019 under the name “Newborn Acquisition Corp.” Newborn was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Our principal executive offices are located at 2488 Historic Decatur Road, Suite 230, San Diego, California 92106. Our telephone number is (619) 456-5161. Our website address is www.nuvve.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the Registration Statement of which it forms a part.

THE OFFERING

Common stock offered by the Selling Stockholder	341,148 shares, consisting of: (i) up to 170,574 shares of Common Stock issuable upon the conversion of the Note; and (ii) up to 170,574 shares of Common Stock issuable upon the exercise of the Warrant.

Use of proceeds	The Selling Stockholder will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. See “Use of Proceeds.”

Risk factors	See “Risk Factors” on page 7 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	NVVE

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our shares of Common Stock to fall.

Sales of a substantial number of our shares of Common Stock on the public market by our existing securityholders, or the perception that those sales might occur, could depress the market price of our shares of Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares of Common Stock.

SELECTED FINANCIAL DATA

Reverse Stock Split

On September 16, 2024, we effected a 1-for-10 reverse stock split of our Common Stock (the “Reverse Stock Split”). In connection with the Reverse Stock Split, the total number of authorized shares and the par value per share of the Common Stock remained unchanged at 100,000,000 and $0.0001 per share, respectively. Our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024 and August 14, 2024, that are incorporated by reference into this prospectus are presented without giving effect to the Reverse Stock Split. Except where the context otherwise requires, share numbers in this prospectus reflect the Reverse Stock Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, and our unaudited condensed consolidated interim financial statements for the quarterly periods ended March 31, 2024 and June 30, 2024, included in our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024 and August 14, 2024, respectively, as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

AS REPORTED

	Year Ended December 31,
	2023	2022
Net loss attributable to Nuvve Holding Corp. common stockholders	$(32,215,790)	$(24,928,377)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(40.36)	$(47.55)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	798,269	524,297
Common stock outstanding at period end	1,246,589	606,804

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,950,908)	$(7,897,151)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(1.69)	$(12.84)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	4,114,430	614,905
Common stock outstanding at period end	6,070,642	624,639

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(4,176,717)	$(8,224,707)	$(11,127,626)	$(16,121,858)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.67)	$(11.86)	$(2.15)	$(24.68)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	6,230,284	693,353	5,172,358	653,245
Common stock outstanding at period end	6,527,227	781,426	6,527,227	781,426

AS-ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (UNAUDITED)

	Year Ended December 31,
	2023	2022
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(32,215,790)	$(24,928,377)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(403.57)	$(475.46)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	79,827	52,430
Common stock outstanding at period end	124,659	60,680

	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(6,950,908)	$(7,897,151)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(16.89)	$(128.43)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	411,443	61,491
Common stock outstanding at period end	607,064	62,464

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
Net loss attributable to Nuvve Holding Corp. common stockholders	$(4,176,717)	$(8,224,707)	$(11,127,626)	$(16,121,858)
Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(6.70)	$(118.62)	$(21.51)	$(246.79)
Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	623,028	69,335	517,236	65,325
Common stock outstanding at period end	652,723	78,143	652,723	78,143

USE OF PROCEEDS

All shares of Common Stock offered by this prospectus are being registered for resale by the Selling Stockholder. We will not receive any of the proceeds from the sale of these securities. The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of the shares of Common Stock.

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those issuable to the Selling Stockholder pursuant to the terms of the Note and Warrant. For additional information regarding the issuances of the Note and Warrant, see “Private Placement of Note and Warrant” above. We are registering the shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the Note and the Warrant, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of our shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, including its ownership of the Note and the Warrant, as of February 13, 2025, assuming the conversion or exercise, as applicable, of the Note and the Warrant held by the Selling Stockholder on that date, without regard to any limitations on conversion or exercise, as applicable.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the Registration Rights Agreement and agreements between us and the Selling Stockholder, this prospectus generally covers the resale of 200% of the maximum number of shares of Common Stock issuable pursuant to the Note and Warrant, determined as if the Note and Warrant were converted or exercised, as applicable, in full as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on conversion or exercise, as applicable, in the Notes and Warrants. Because the Conversion Price of the Conversion Shares and the Exercise Price and number of Warrant Shares under the Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Note and Warrant, the Selling Stockholder may not be issued shares under the Note or Warrant to the extent such issuance would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such conversion or exercise, as applicable. The number of shares in the second column does not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially	Maximum Number of Shares to be	Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Owned Prior to Offering	Sold Pursuant to this Prospectus	Number of Shares	Percentage of Shares(1)
Hudson Global Ventures, LLC(2)	349,576	341,148	8,428	*

*	Less than one percent (1%)

(1)	Applicable percentage ownership is based on 1,293,196 shares of our Common Stock outstanding as of February 13, 2025.

(2)

Includes: (i) 8,428 shares of Common Stock held directly by Hudson Global Ventures, LLC; (ii) up to 170,574 shares of Common Stock issuable pursuant to the conversion of the Note held by Hudson Global Ventures, LLC; and (iii) up to 170,574 shares of Common Stock issuable pursuant to the exercise of the Warrant held by Hudson Global Ventures, LLC. The Note and the Warrant are each subject to a beneficial ownership limitation of 4.99%, which such limitation restricts Hudson Global Ventures, LLC from converting or exercising, as applicable, that portion of the Note and the Warrant that would result in Hudson Global Ventures, LLC and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the beneficial ownership limitation. The address for Hudson Global Ventures, LLC is 1 Linden Pl, Suite 210, Great Neck, NY 11021.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM 2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short, and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Baker & Hostetler LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Nuvve Holding Corp. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated in this Registration Statement on Form S-3 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Our website address is www.nuvve.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus or incorporated by reference into this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain the registration statement and exhibits to the registration statement from the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 29, 2024;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024, for the quarter ended June 30, 2024, filed on August 14, 2024, and for the quarter ended September 30, 2024, filed on November 13, 2024;

●	The information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed on April 29, 2024, and as amended by our amendment to definitive proxy statement filed on July 16, 2024;

●	Our Current Reports on Form 8-K filed on January 8, 2024, January 22, 2024, January 24, 2024, January 26, 2024, February 2, 2024, February 7, 2024, April 1, 2024, April 9, 2024, May 15, 2024, May 24, 2024, August 22, 2024, August 29, 2024, September 10, 2024, September 17, 2024, October 3, 2024, October 18, 2024, November 1, 2024 (as amended on Form 8-K/A filed on December 20, 2024), December 4, 2024, January 7, 2025, January 15, 2025, January 16, 2025, January 27, 2025, January 30, 2025, February 4, 2025, February 5, 2025; February 5, 2025, February 6, 2025, February 7, 2025, and February 11, 2025; and

●	The description of our common stock contained in our Current Report on Form 8-K12B, filed on March 25, 2021 and amended on March 26, 2021, including any amendments or reports filed for the purpose of updating such description.

Any statement made in this prospectus or contained in a document all or a portion of which is incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequent prospectus supplement to this prospectus or, if appropriate, post-effective amendment to the registration statement that includes this prospectus, modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Nuvve Holding Corp., 2488 Historic Decatur Road, Suite 230, San Diego, California 92106, Attn: Corporate Secretary or may be made telephonically at (619) 456-5161.

We maintain a website at www.nuvve.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

Nuvve Holding Corp.

Up to 341,148 Shares of Common Stock

by Selling Stockholder

PRELIMINARY PROSPECTUS

    , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$153.04
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Printing expenses	5,000
Miscellaneous	4,846.96
Total	$50,000

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (referred to as the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation provides that we shall indemnify our directors and officers, and may indemnify our employees and other agents, to the maximum extent permitted by the DGCL, and our bylaws provide that we shall indemnify directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.	Description	Form	Exhibit No.	Filing Date
2.1	Merger Agreement dated November 11, 2020	424B3	Annex A	2/17/2021
2.2#	Amendment No. 1 to Merger Agreement dated February 20, 2021	8-K	1.1	2/23/2021
4.1	Amended and Restated Certificate of Incorporation	8-K	3.1	3/25/2021
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation	8-K	3.1	1/22/2024
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Nuvve Holdings Corp.	8-K	3.1	9/17/2024
4.4	Second Amended and Restated Bylaw of Nuvve Holding Corp.	8-K	3.1	12/5/2023
4.5	Form of Convertible Note	8-K	4.1	11/1/2024
4.6	Form of Warrant	8-K	4.2	11/1/2024
4.7†	Convertible Promissory Note, dated December 31, 2024	8-K	4.1	1/7/2025
4.8†	Common Stock Purchase Warrant, dated December 31, 2024.	8-K	4.2	1/7/2025
5.1	Opinion of Baker & Hostetler LLP	*
10.1†	Securities Purchase Agreement, dated December 31, 2024, between the Company and the Investor	8-K	10.1	1/7/2025
10.2†	Registration Rights Agreement, dated December 31, 2024, between the Company and the Investor	8-K	10.2	1/7/2025
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	*
23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)	*
24.1	Power of Attorney (included on the signature page to the registration statement)	*
107	Filing Fee Table	*

*	Filed herewith.
#	Filed by Newborn Acquisition Corp., the predecessor to the registrant.
†	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished. Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 14, 2025.

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
	Name:	Gregory Poilasne
	Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory Poilasne and David Robson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Gregory Poilasne	Chief Executive Officer and Director	February 14, 2025
Gregory Poilasne	(Principal Executive Officer)

/s/ Ted Smith	President, Chief Operating Officer, and Director	February 14, 2025
Ted Smith

/s/ David Robson	Chief Financial Officer	February 14, 2025
David Robson	(Principal Financial and Accounting Officer)

/s/ Jon M. Montgomery Jon	Director	February 14, 2025
M. Montgomery

/s/ H. David Sherman	Director	February 14, 2025
H. David Sherman

/s/ Angela Strand	Director	February 14, 2025
Angela Strand